Exhibit 10.1
SIXTH AMENDMENT TO CREDIT AGREEMENT

This SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 25, 2019, is among LANDEC CORPORATION, a Delaware corporation, as Borrower (the “Borrower”), the other Loan Parties party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent for itself and the other Lenders (in such capacity, the “Administrative Agent”). Unless otherwise specified herein, capitalized and/or initially capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement (as defined below), as amended hereby.
WHEREAS, the Borrower, the other Loan Parties, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, on the (i) Initial Effective Date, the Lenders extended credit to the Borrower consisting of (a) a term loan in the aggregate principal amount of $50,000,000 and (b) a revolving credit facility in an aggregate principal amount not to exceed $100,000,000 at any time outstanding and (ii) Fourth Amendment Effective Date, the Lenders extended additional credit to the Borrower consisting of (i) an additional term loan in an aggregate principal amount of $60,000,000 and (ii) an increase to the Revolving Commitment in an aggregate principal amount of $5,000,000;
WHEREAS, the Borrower has requested that the Lenders (i) extend additional credit to the Borrower consisting of an additional term loan, which shall be added to, and become a part of, the Term Loan (as hereinafter defined), such that the aggregate principal amount of all Term Loans after giving effect to the additional term loan shall be $120,000,000 and (ii) decrease the Revolving Commitment such that the aggregate amount of Revolving Commitments after giving effect to such decrease shall be $100,000,000. The proceeds of the additional term loan shall be used to refinance existing Indebtedness, for working capital and general corporate purposes of the Borrower and its Subsidiaries, and to pay fees and expenses related to this Amendment and the other Loan Documents, in connection with any of the foregoing and in connection with any of the transactions contemplated hereby;
WHEREAS, the Borrower has requested certain other amendments to the Credit Agreement as set forth herein; and
WHEREAS, subject to the terms and conditions hereof, the Administrative Agent and the Lenders party hereto have agreed to amend the Original Credit Agreement as set forth herein.
NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound, hereby agree as follows:
1.Amendments to the Credit Agreement. Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended as follows:

(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Sixth Amendment Effective Date” shall mean October 25, 2019.
“Sixth Amendment Term Loan Increase” has the meaning assigned to such term in Section 2.01(b).

“Unadjusted EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense (less interest income) for such period, (ii) income tax expense for such period net of tax credits, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any non-cash charges on the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Borrower and its Subsidiaries for such period and related tax effects, and (v) any non-cash impairment charges for such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.
(b)Section 1.01 of Credit Agreement is hereby amended by amending and restating the following definitions set forth therein in their entirety to read as follows:

“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Borrower’s Total Leverage Ratio as of the most recent determination date; provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of the Borrower’s consolidated financial information for the fiscal quarter of Borrower ending November 24, 2019, the “Applicable Rate” shall be the applicable rates per annum set forth below in Category 2:

Category	Total Leverage Ratio	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Category 1	> 4.50 to 1.00	2.50%	3.50%	0.50%
Category 2	≤ 4.50 to 1.00 but > than 4.00 to 1.00	2.25%	3.25%	0.45%
Category 3	≤ 4.00 to 1.00 but > than 3.50 to 1.00	1.75%	2.75%	0.40%
Category 4	≤ 3.50 to 1.00 but > than 3.00 to 1.00	1.25%	2.25%	0.35%
Category 5	≤ 3.00 to 1.00 but > than 2.25 to 1.00	1.00%	2.00%	0.30%
Category 6	≤ 2.25 to 1.00 but > than 1.75 to 1.00	0.75%	1.75%	0.25%
Category 7	≤ 1.75 to 1.00 but > than 1.00 to 1.00	0.50%	1.50%	0.20%
Category 8	≤ 1.00 to 1.00	0.25%	1.25%	0.15%

For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Borrower, based upon the Borrower’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01 and (b) each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that if the Borrower fails to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 5.01, the Total Leverage Ratio shall be deemed to be in Category 1 during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.
If at any time the Administrative Agent determines that the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), the Borrower shall be required to retroactively pay any additional amount that the Borrower would have been required to pay if such financial statements had been accurate at the time they were delivered.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. On the Sixth Amendment Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $100,000,000.
“Revolving Credit Maturity Date” means (x) October 25, 2022 (if the same is a Business Day, or if not then the immediately succeeding Business Day) or (y) solely if Unadjusted EBITDA for the two fiscal quarter period ending February 29, 2020 is less than $13,800,000, September 23, 2021, or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.
“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Term Loans expressed as an amount representing the maximum principal amount of the Term Loans to be made by such Lender, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lenders pursuant to Section 9.04. The initial amount of each Lender’s Term Commitment is set forth on the Commitment Schedule or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as applicable. As of the Sixth Amendment Effective Date, the aggregate amount of the Lenders’ Term Commitment is $120,000,000.
“Term Maturity Date” means (x) October 25, 2022 or (y) solely if Unadjusted EBITDA for the two fiscal quarter period ending February 29, 2020 is less than $13,800,000, September 23, 2021.
(c)The definition of “EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (viii) thereof in its entirety to read as follows:

“(viii) any unusual, extraordinary or one-time cash items, in an aggregate amount not to exceed (x) 25% of EBITDA for periods ending on or prior to May 31, 2020, (y) 20% of EBITDA for periods ending on August 30, 2020 through May 30, 2021 and (z) 10% of EBITDA for periods ending August 29, 2021 and thereafter, in each case, calculated after giving effect to this clause (viii),”
(d)Section 2.01(b) of the Credit Agreement is hereby amended and restated to read as follows:

“(b)    Each Term Lender made a Term Loan in dollars to the Borrower, on the Initial Effective Date, in an aggregate amount equal to $50,000,000.00 (the “Initial Effective Date Term Loan”). On the Fourth Amendment Effective Date each Lender with an increased Term Commitment as of the Fourth Amendment Effective Date made a loan to Borrower in one draw its pro rata share of an additional term loan in the aggregate amount of $60,000,000.00. On the Sixth Amendment Effective Date, each Lender with an increased Term Commitment as of the Sixth Amendment Effective Date agrees, subject to the terms and conditions set forth herein, severally (and not jointly), to lend to Borrower in one draw its pro rata share of an additional term loan in the aggregate amount of $27,500,000.00 (the “Sixth Amendment Term Loan Increase”). The Sixth Amendment Term Loan Increase shall be advanced on a single borrowing on the Sixth Amendment Effective Date and shall be added to, and become part of, the Term Loan. After giving effect to the Sixth Amendment Term Loan Increase on the Sixth Amendment Effective Date, the parties hereto agree that the total outstanding principal of the Term Loan on the Sixth Amendment Effective Date is $120,000,000.00. Amounts prepaid or repaid in respect of Term Loans may not be reborrowed.”

(e)Section 2.09(e) of the Credit Agreement is hereby amended and restated to read as follows:

“(e)    The Borrower shall have the right to increase the Revolving Commitments and/or the Term Commitments by obtaining additional Commitments, either from one or more of the Lenders or another lending institution, provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000, (ii) the Borrower may make a maximum of 3 such additional requests after the Sixth Amendment Effective Date, (iii) after giving effect thereto, the sum of the total of the additional Commitments does not exceed $30,000,000, (iv) the Administrative Agent and, with respect to additional Revolving Commitments, the Swingline Lender and the Issuing Bank have approved the identity of any such new Lender, such approvals not to be unreasonably withheld, (v) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, (vi) the procedures described in Sections 2.09(f) and (g) below have been satisfied, (vii) in the case of any increase in the Revolving Commitments, the new Revolving Loan will be made on the same terms as the existing Revolving Loans and (viii) in the case of Loans to be made under a new term loan tranche (an “Additional Term Loan Tranche”), (A) this Agreement shall be amended, in form and substance acceptable to the Administrative Agent, to reflect the addition of such Additional Term Loan Tranche, (B) the maturity date applicable to all Loans made under such Additional Term Loan Tranche shall be on or after the Term Maturity Date (but may have amortization prior to the Term Maturity Date), (C) subject to the immediately following paragraph, the interest margin for Loans made under such Additional Term Loan Tranche may be priced differently than the Revolving Loans, the Term Loans and/or any other Loans made under any Additional Term Loan Tranche, (D) the Loans made under such Additional Term Loan Tranche shall rank equally in right of payment with all other remaining Loans, including, without limitation, pursuant to Section 2.18 of this Agreement (unless otherwise agreed by the Lenders making Loans under such Additional Term Loan Tranche), and (E) any other terms and provisions applicable to such Additional Term Loan Tranche (including, without limitation, the terms and provisions relating to repayments and prepayments with respect to Loans made under such Additional Term Loan Tranche) shall be substantially the same as (and in any event not more favorable than) the Revolving Loans, the Term Loans and any other term loans issued hereunder prior to such date and shall otherwise be in form and substance satisfactory to the Administrative Agent, the Borrower and the Lenders participating in such Additional Term Loan Tranche; provided that, the terms and conditions applicable to any such Additional Term Loan Tranche maturing after the Term Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Term Maturity Date. Nothing contained in this Section 2.09 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.”

(f)Section 2.10(b) of the Credit Agreement is hereby amended and restated to read as follows:

“(b)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term Lender on each date set forth below the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Section 2.11(d) or 2.18(b)):

Date	Amount
December 1, 2019	$3,000,000
March 1, 2020	$3,000,000
June 1, 2020	$3,000,000
September 1, 2020	$3,000,000
December 1, 2020	$3,000,000
March 1, 2021	$3,000,000
June 1, 2021	$3,000,000
September 1, 2021	$3,000,000
December 1, 2021	$3,000,000
March 1, 2022	$3,000,000
June 1, 2022	$3,000,000
September 1, 2022	$3,000,000
Term Maturity Date	The entire unpaid principal amount of all Term Loans

; provided if any date set forth above is not a Business Day, then payment shall be due and payable on the Business Day immediately preceding such date. To the extent not previously paid, all unpaid Term Loans shall be paid in full in cash by the Borrower on the Term Maturity Date.”

(g)Section 2.11(c) of the Credit Agreement is hereby amended and restated to read as follows:

“(c)    In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party or any Subsidiary in respect of any Prepayment Event, the Borrower shall, immediately after such Net Proceeds are received by any Loan Party or Subsidiary, prepay the Obligations and cash collateralize the LC Exposure as set forth in Section 2.11(d) below in an aggregate amount equal to 100% of such Net Proceeds; provided that, in the case of a sale or other disposition of the Windset Investment, (i) if the Total Leverage Ratio (calculated on a pro forma basis (x) as if such disposition was made on the first day of the fiscal quarter then last ended for which financial statements have been delivered and (y) without giving effect to any income from the Windset Investment for the period of four consecutive fiscal quarters then last ended for which financial statements have been delivered) is less than or equal to 2.50 to 1.0, the Borrower shall not be required to apply the Net Proceeds of such sale to prepay the Obligations and (ii) if the Total Leverage Ratio (calculated on a pro forma basis (x) as if such disposition was made on the first day of the fiscal quarter then last ended for which financial statements have been delivered and (y) without giving effect to any income from the Windset Investment for the period of four consecutive fiscal quarters then last ended for which financial statements have been delivered) is greater than 2.50 to 1.0, the Borrower shall be required to apply the Net Proceeds of such sale to prepay the Obligations until the pro forma Total Leverage Ratio is less than or equal to 2.50 to 1.0; provided further that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event” (other than a sale or other disposition of the Windset Investment), if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding Inventory) to be used in the business of the Loan Parties, and certifying that no Default or Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate, provided that to the extent of any such Net Proceeds that have not been so applied by the end of such 180 day period, a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied; provided further that the Borrower shall not be permitted to make elections to use Net Proceeds to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding Inventory) with respect to Net Proceeds in any fiscal year in an aggregate amount in excess of $25,000,000. All prepayments required to be made pursuant to Section 2.11(c) shall be applied, first to prepay the Term Loans (and in the event Term Loans of more than one Class shall be outstanding at the time, shall be allocated among the Term Loans pro rata based on the aggregate principal amounts of outstanding Term Loans of each such Class) as so allocated, and shall be applied to reduce the subsequent scheduled repayments of Term Loans of each Class to be made pursuant to Section 2.10 in inverse order of maturity, with payments applied first to the payment due on the Term Maturity Date, second to prepay the Revolving Loans (including Swingline Loans) without a corresponding reduction in the Revolving Commitments and third to cash collateralize outstanding LC Exposure.”

(h)Section 6.12(b) of the Credit Agreement is hereby amended and restated to read as follows:

“(b)    Maximum Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio, on the last day of any fiscal quarter ending during any period set forth below, to be greater than the ratio set forth below opposite such period:

Period	Ratio
November 24, 2019	5.00 to 1.0
February 23, 2020	5.00 to 1.0
May 31, 2020	5.00 to 1.0
August 30, 2020	4.75 to 1.0
November 29, 2020	4.50 to 1.0
February 28, 2021	4.25 to 1.0
May 30, 2021	4.00 to 1.0
August 29, 2021	3.75 to 1.0
November 28, 2021 and the last day of each fiscal quarter ending thereafter	3.50 to 1.0

(i)The Commitment Schedule is hereby amended and restated in its entirety by the attached Annex A.

2.Reallocation of Commitments. On the Sixth Amendment Effective Date, each Lender under the Original Credit Agreement that has a “Commitment” thereunder shall severally sell, assign and transfer, or purchase and assume, as the case may be, and receive payments from, or shall make payments to, the Administrative Agent such that after giving effect to all such assignments and purchases the Commitments will be held by the Lenders under the Credit Agreement as amended by this Amendment and each such Lender shall have funded its portion of its Commitment on the Sixth Amendment Effective Date. On the Sixth Amendment Effective Date, all outstanding “Commitments,” “Loans” and other outstanding advances under the Original Credit Agreement shall be reallocated among the Lenders under the Credit Agreement as amended by this Amendment in accordance with such Lenders’ respective revised Applicable Percentages. The assignments and purchases provided for in this Section 4 shall be without recourse, warranty or representation. The purchase price for each such assignment and purchase shall equal the principal amount of the Loan purchased and shall be payable to Administrative Agent for distribution to the Lenders.

3.Conditions Precedent to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, in case in form and substance reasonably satisfactory to Administrative Agent:

(a)The Administrative Agent shall have received a fully executed copy of this Amendment and the related fee letter;

(b)The Administrative Agent shall have received notes executed by Borrower in favor of each of the Lenders;

(c)The Administrative Agent shall have received an executed Borrowing Request attaching a sources and uses indicating that the proceeds of the Sixth Amendment Term Loan Increase will be used to prepay the Revolving Loans in an amount of equal to $27,500,000;

(d)The Administrative Agent shall have received (x) a certificate, signed by the chief financial officer of the Borrower and each other Loan Party, dated as of the Sixth Amendment Effective Date (i) stating that no Default or Event of Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (iii) certifying as to any other factual matters as may be reasonably requested by the Administrative Agent and (y) a certificate signed by a Financial Officer dated the Sixth Amendment Effective Date stating that each Loan Party is in compliance with the solvency representation set forth in Section 3.13 of the Credit Agreement in form and substance reasonably satisfactory to the Administrative Agent;

(e)The Administrative Agent shall have received (i) a certificate of each Loan Party, dated as of the date hereof and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of the Borrower, its Financial Officers, and (C) contain appropriate attachments, including the charter, articles or certificate of organization or incorporation of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization;

(f)The Administrative Agent shall have received a written opinion of the Loan Parties’ counsel, addressed to the Administrative Agent and the Lenders consistent with the opinion letter delivered on the Initial Effective Date and in form and substance reasonably acceptable to the Administrative Agent and its counsel;

(g)Before and after giving effect to the Amendment, the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects with the same effect as if made on the Sixth Amendment Date (except to the extent stated to relate to a specific earlier date, in which case that representation or warranty is true and correct in all material respect or in all respects, as applicable, as of that earlier date);

(h)No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment or would result from the making of the Loans to be made on the Sixth Amendment Date;

(i)No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect;

(j)The Administrative Agent shall have received the fees and expenses provided in Section 4 of this Amendment and the related fee letter; and

(k)The Administrative Agent shall have received such other documents and taken such other actions as the Administrative Agent or its counsel may have reasonably requested (including, without limitation, any such documents, instruments and items set forth on that closing checklist last delivered to the Borrower by the Administrative Agent).

4.Fees and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with this Amendment, including, but not limited to, reasonable legal fees and expenses in connection with the preparation, negotiation, execution, closing, delivery and administration of this Amendment.

5.Representations and Warranties. Each Loan Party jointly and severally represents and warrants to the Administrative Agent and the Lenders that (a) such Loan Party has all necessary power and authority to execute and deliver this Amendment and perform its obligations hereunder, (b) no Default or Event of Default exists either before or after giving effect to this Amendment, (c) this Amendment and the Loan Documents to which such Loan Party is a party, as amended hereby, constitute the legal, valid and binding obligations of each such Loan Party and are enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by debtor relief laws and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), (d) all Liens created under the Loan Documents continue to be first priority, perfected Liens (subject only to Permitted Encumbrances) and (e) all representations and warranties of each Loan Party contained in the Credit Agreement and all other Loan Documents to which such Loan Party is a party, as amended or otherwise modified, are true and correct as of the date hereof (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects), except to the extent the same expressly relate to an earlier date (and in such case shall be true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date).

6.Ratification. Except as expressly modified in this Amendment, all of the terms, provisions and conditions of the Credit Agreement and the other Loan Documents to which a Loan Party is a party, as heretofore amended, shall remain unchanged and in full force and effect and the Credit Agreement and each other Loan Document to which a Loan Party is a party are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, or constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents. This Amendment shall not constitute a course of dealing with the Administrative Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by the Administrative Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future.

7.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.FORUM SELECTION AND CONSENT TO JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH LOAN PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01 OF THE CREDIT AGREEMENT. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

9.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

10.RELEASE.

(a)EACH LOAN PARTY ACKNOWLEDGES THAT ADMINISTRATIVE AGENT AND EACH LENDER WOULD NOT ENTER INTO THIS AMENDMENT WITHOUT SUCH LOAN PARTY’S ASSURANCE HEREUNDER. EXCEPT FOR THE OBLIGATIONS ARISING HEREAFTER UNDER THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS, ON BEHALF OF ITSELF AND EACH OF ITS SUBSIDIARIES, EACH LOAN PARTY HEREBY ABSOLUTELY DISCHARGES AND RELEASES ADMINISTRATIVE AGENT AND EACH LENDER, ANY PERSON THAT HAS OBTAINED ANY INTEREST FROM ADMINISTRATIVE AGENT OR ANY LENDER UNDER ANY LOAN DOCUMENT AND EACH OF ADMINISTRATIVE AGENT’S AND EACH LENDER’S FORMER AND PRESENT PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS, ASSIGNEES, AFFILIATES, AGENTS AND ATTORNEYS (COLLECTIVELY, THE “RELEASEES”) FROM ANY KNOWN OR UNKNOWN CLAIMS WHICH ANY LOAN PARTY OR ANY OF ITS SUBSIDIARIES NOW HAS AGAINST LENDER OR ANY OTHER RELEASEE OF ANY NATURE ARISING OUT OF OR RELATED TO THE BORROWERS OR ANY OF THEIR SUBSIDIARIES, ANY DEALINGS WITH SUCH LOAN PARTY OR ANY OF ITS SUBSIDIARIES, ANY OF THE LOAN DOCUMENTS OR ANY TRANSACTIONS PURSUANT THERETO OR CONTEMPLATED THEREBY, THE COLLATERAL (OR ANY OTHER COLLATERAL OF ANY PERSON THAT PREVIOUSLY SECURED OR NOW OR HEREAFTER SECURES ANY OF THE OBLIGATIONS), OR ANY NEGOTIATIONS FOR ANY MODIFICATIONS TO OR FORBEARANCE OR CONCESSIONS WITH RESPECT TO ANY OF THE LOAN DOCUMENTS, IN EACH CASE INCLUDING ANY CLAIMS THAT SUCH LOAN PARTY OR ANY OF ITS SUBSIDIARIES, SUCCESSORS, COUNSEL AND ADVISORS MAY IN THE FUTURE DISCOVER THEY WOULD HAVE NOW HAD IF THEY HAD KNOWN FACTS NOT NOW KNOWN TO THEM, AND IN EACH CASE WHETHER FOUNDED IN CONTRACT, IN TORT OR PURSUANT TO ANY OTHER THEORY OF LIABILITY.

(b)Each Loan Party warrants, represents and agrees that it is fully aware of California Civil Code Section 1542, which provides as follows:

SECTION 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
The Loan Parties each hereby knowingly and voluntarily waive and relinquish the provisions, rights and benefits of Section 1542 and all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction that may be applicable herein, and any rights they may have to invoke the provisions of any such law now or in the future with respect to the claims being released pursuant to Section 10(a), and the Loan Parties each hereby agree and acknowledge that this is an essential term of the releases set forth in Section 10(a). In connection with such releases, the Loan Parties each acknowledge that they are aware that they or their attorneys or others may hereafter discover claims or facts presently unknown or unsuspected in addition to or different from those which they now know or believe to be true with respect to the subject matter of the claims being released pursuant to Section 10(a). Nevertheless, it is the intention of the Borrowers and the other Loan Parties in executing this Amendment to fully, finally and forever settle and release all matters and all claims relating thereto, which exist, hereafter may exist or might have existed (whether or not previously or currently asserted in any action) constituting claims released pursuant to Section 10(a). Each Releasee, to the extent not a party hereto, shall be an express third-party beneficiary of this Amendment for purposes of this Section 10 and shall be entitled to enforce the provisions hereof as if it were a party hereto.

11.Miscellaneous.

(a)Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents (as amended hereby), constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

(b)Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. All rights, remedies and powers provided in this Amendment may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Amendment are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Amendment invalid or unenforceable.

(c)Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

(d)Incorporation. All references to the Credit Agreement in any Loan Document shall mean the Credit Agreement as hereby modified. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

(e)No Prejudice: No Impairment. This Amendment shall not prejudice any rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or other Loan Documents as hereby amended. The Administrative Agent and the Lenders reserve, without limitation, all rights which they have against any Loan Party or endorser of the Obligations.

[Signatures Immediately Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Borrower:

LANDEC CORPORATION

By:	/s/ Greg S. Skinner
Name:	Greg S. Skinner
Title:	Chief Financial Officer and Executive Vice President of Finance and Administration

Other Loan Parties:

CURATION FOODS, INC.,
LIFECORE BIOMEDICAL, INC.,
LIFECORE BIOMEDICAL, LLC,
GREENLINE LOGISTICS, INC.,
YUCATAN FOODS, LLC and
CAMDEN FRUIT CORP.

By:	/s/ Greg S. Skinner
Name:	Greg S. Skinner
Title:	Vice President

Signature Page to Sixth Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender

By:	/s/ Peter M. Jaeschke
Name:	Peter M. Jaeschke
Title:	Executive Director

Signature Page to Sixth Amendment to Credit Agreement

BMO HARRIS BANK N. A., as Lender

By:	/s/ Andre D. Bonakdar
Name:	Andre D. Bonakdar
Title:	Managing Director

Signature Page to Sixth Amendment to Credit Agreement

CITY NATIONAL BANK, as Lender

By:	/s/ Theresa Wong
Name:	Theresa Wong
Title:	Vice President

Signature Page to Sixth Amendment to Credit Agreement

Annex A
COMMITMENT SCHEDULE

Lender	Revolving Commitment	Term Commitment	Swingline Commitment	Commitment
JPMorgan Chase Bank, N.A.	$34,090,909.09	$40,909,090.91	$5,000,000.00	$75,000,000.00
BMO Harris Bank N.A.	$34,090,909.09	$40,909,090.91	--	$75,000,000.00
City National Bank	$31,818,181.82	$38,181,818.18	--	$70,000,000.00
Total	$100,000,000.00	$120,000,000.00	$5,000,000.00	$220,000,000.00